Exhibit 99.1

VIASPACE Green Energy Reports Financial Results for 2012

Marietta, Georgia — April 19, 2013—VIASPACE Green Energy Inc. (VGREF) today reported financial results for the year ended December 31, 2012. The Company’s Annual Report Form 10-K for 2012 was filed with the Securities and Exchange Commission on April 15, 2013.

2012 Financial Highlights

•	Total revenue for 2012 was $3,493,000, compared with total revenue for 2011 of $6,646,000, a decrease of $3,153,000.
•	Framed-artwork revenues were $3,310,000 in 2012 and $6,631,000 in 2011, a decrease of $3,321,000.
•	Grass revenues were $183,000 in 2012 compared with $15,000 in 2011, an increase of $168,000.
•	Gross profit for 2012 was $1,179,000, compared to gross profit of $2,040,000 for 2011, a decrease of $861,000.
•	Selling, general and administrative (SG&A) operating expense was $1,437,000 compared to $2,004,000 in 2011. Operations expense was $151,000 compared to $257,000 in 2011. In 2012, there was $4,413,000 of goodwill impairment expense compared with $7,307,000 of goodwill impairment expense in 2011. Total operating expenses for 2012 were $6,001,000 compared to $9,568,000 in 2011.
•	Operating loss for 2012 was $4,822,000, compared to an operating loss of $7,528,000 in 2011, a decrease of $2,706,000.
•	Net loss for 2011 was $4,539,000 compared to a net loss in 2011 of $7,932,000, a decrease of $3,393,000. Net loss per share for 2012 was $(0.50) per common share and $(0.92) per common share in 2011.

Mr. Sung Chang, President of VIASPACE Green Energy (VGREF) stated, “The fourth quarter of 2012 represented the first quarter that we have reported revenues derived from the sale of Giant King™ Grass pellets in China. I am very pleased with this achievement. Our pellet sales to customers in China have proven that VGREF can manufacture high-quality pellets and deliver them to customers at an attractive price. We are able to offer favorable prices to our customers by taking advantage of Giant King Grass’ high growth yields. We are seeing the pellet market in China grow and expect our Giant King Grass pellets to help supply this demand. At this time, we are searching for more land to expand our Giant King Grass plantation and install an additional pellet mill.”

About VIASPACE Green Energy Inc.

VGREF is a clean energy company providing products and technology for renewable and alternative energy that reduce or eliminate dependence on fossil and high-pollutant energy sources. The Company grows Giant King Grass as a low-carbon fuel for electricity generating power plants, as a feedstock for bio methane production and cellulosic biofuels, and for other low-carbon, renewable energy products. The Company also has a business unit that manufactures quality framed art for retailers around the world. For more information, please go to www.VIASPACEGreenEnergy.com, email to IR@VGREF.com or call (678) 805-7472.

Safe Harbor Statement

Information in this news release includes forward-looking statements. These forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include, without limitation, risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K for the year ended December 31, 2012, as well as general economic and business conditions; the ability to acquire and develop specific products and technologies; changes in consumer and business demand for the Company's products; competition from larger companies; changes in demand for alternative and clean energy; risks associated with international transactions; risks related to technological change; and other factors over which VIASPACE Green Energy has little or no control.

131 Bells Ferry Lane, Marietta, GA 30066

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telephone 770.420.0862 facsimile 770.420.0864 web www.VIASPACEGreenEnergy.com